UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act

Hess Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	13-4921002
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-202379

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Depositary Shares, each representing a 1/20th ownership interest in a share of 8.00% Series A Mandatory Convertible Preferred Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The securities to be registered hereby are Depositary Shares, each representing a 1/20th interest in a share of 8.00% Series A Mandatory Convertible Preferred Stock, $1.00 par value per share (the “Mandatory Convertible Preferred Stock”), of Hess Corporation (the “Company”). The descriptions of the Depositary Shares and the underlying Mandatory Convertible Preferred Stock are contained in the sections captioned “Description of Mandatory Convertible Preferred Stock” and “Description of Depositary Shares” in the Company’s prospectus supplement, dated February 4, 2016, which constitutes a part of the Registration Statement on Form S-3 (Registration No. 333-202379), filed by the Company with the Securities and Exchange Commission on February 27, 2015. Such sections are incorporated herein by reference.

Item 2: Exhibits

A list of exhibits filed with this registration statement on Form 8-A is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Hess Corporation
(Registrant)

Dated: February 12, 2016	By:	/s/ Timothy B. Goodell
	Name:	Timothy B. Goodell
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

3.1	Restated Certificate of Incorporation of Registrant, including amendment thereto dated May 3, 2006 (incorporated by reference to Exhibit 3 of Registrant’s Form 10-Q for the three months ended June 30, 2006)

3.2	Certificate of Amendment to the Restated Certificate of Incorporation, dated May 22, 2013 (incorporated by reference to Exhibit 3.1 of Hess Corporation’s Current Report on Form 8-K filed May 22, 2013)

3.3	Certificate of Amendment to the Restated Certificate of Incorporation, dated May 12, 2014 (incorporated by reference to Exhibit 3.1 of Hess Corporation’s Current Report on Form 8-K filed May 13, 2014)

3.4	By-laws (incorporated by reference to Exhibit 3.2 of Hess Corporation’s Current Report on Form 8-K filed November 9, 2015)

3.5	Certificate of Designations of the 8.00% Mandatory Convertible Preferred Stock, Series A, of Hess Corporation, filed with the Secretary of State of the State of Delaware and effective February 10, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 10, 2016)

4.1	Form of Certificate for the 8.00% Series A Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed February 10, 2016)

4.2	Deposit Agreement, dated as of February 10, 2016, among Hess Corporation and Computershare Inc. and Computershare Trust Company, N.A., as depositary, on behalf of all holders from time to time of the receipts issued thereunder (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed February 10, 2016)

4.3	Form of Depositary Receipt for the Depositary Shares (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed February 10, 2016)